Exhibit 99.2


                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
      AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the 10Q of eMagin Corporation (the "Company) for the quarter period ended June 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Edward V. Flynn, Chief Financial Officer of the Company, certify, pursuant to 18 U. S. C. 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that to the undersigned's knowledge:

1) the Report fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934, as amended; and

2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of the operations of the Company.

                                        /s/ Edward V. Flynn
                                        Name: Edward V. Flynn
                                        Title: Chief Financial Officer
                                        Date: August 19, 2002


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